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                                                                      EXHIBIT 24


                               POWER OF ATTORNEY


        The undersigned does hereby constitute and appoint each of Bruce Mason and Terry M. Ashwill, severally, acting alone and without the other, his or her attorney-in-fact for the purpose of signing in his or her name and on his or her behalf as a director of True North Communications Inc. (the "Company"), (i) the Company's Annual Report on Form 10-K pursuant to the Securities Exchange Act of 1934, (ii) any registration statement filed during 1997 for the registration under the Securities Act of 1933 of Common Stock of the Company, including the associated Preferred Stock Purchase Rights to be issued or sold in connection with the Company's Stock Option of Stock Purchase Plans, and (iii) the registration statement on Form S-3 to be filed in connection with the sale of True North Communications Inc. Common Stock by certain stockholders of the Company, and of signing any and all amendments to said Annual Report and registration statements and all amendments thereto as each thereof is so signed for filing with the Securities and Exchange Commission.

Dated: January 16, 1997


/s/ Gregory W. Blaine               /s/ J. Brendan Ryan
------------------------            ------------------------
Gregory W. Blaine                   J. Brendan Ryan


/s/ Richard S. Braddock             /s/ William A. Schreyer
------------------------            ------------------------
Richard S. Braddock                 William A. Schreyer


/s/ Laurel Cutler                   /s/ Louis E. Scott
------------------------            ------------------------
Laurel Cutler                       Louis E. Scott


/s/ Maurice Levy                    /s/ Stephen T. Vehslage
------------------------            ------------------------
Maurice Levy                        Stephen T. Vehslage


/s/ Newton N. Minow
------------------------
Newton N. Minow